Exhibit 99.1

Biodesix Announces Preliminary Fourth Quarter and Full-Year 2024 Results (Unaudited)

Grew full-year revenue to an estimated $71.3 million, an increase of 45%

LOUISVILLE, CO, January 10, 2025 – Biodesix, Inc. (Nasdaq: BDSX), a leading diagnostic solutions company, today announced its preliminary financial results for the fourth quarter and year ended December 31, 2024 (fiscal 2024). The financial results included in this release pertaining to the fourth quarter and fiscal 2024 are preliminary, unaudited, and subject to final review and adjustment.

Preliminary Unaudited Fourth Quarter and Full-Year 2024 Financial Highlights

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Total revenue is estimated to be $20.4 million and $71.3 million for the fourth quarter and fiscal 2024, respectively, an increase of 39% and 45% over the respective prior year comparable periods;
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Lung Diagnostic revenue is estimated to be $17.2 million and $64.7 million for the fourth quarter and fiscal 2024, respectively, an increase of 34% and 43% over the respective prior year comparable periods;
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Biopharmaceutical Services and other revenue is estimated to be $3.2 million and $6.6 million for the fourth quarter and fiscal 2024, respectively, an increase of 68% and 69% over the respective prior year comparable periods; entering 2025 with $12.2 million under contract but not yet recognized as revenue, a 54% increase over the prior year comparable period;
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Lung Diagnostic test volumes of 14,600 and 54,300 for the fourth quarter and fiscal 2024, respectively, an increase of 34% and 40% over the respective prior periods;
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Cash and cash equivalents of $26.2 million as of December 31, 2024.

"Biodesix capped off a strong fourth quarter and 2024, successfully delivering on our three key initiatives. We grew revenue for both our Lung Diagnostics tests and our Biopharma Services, implemented operational efficiencies, and made progress on our path to profitability through our cost-disciplined approach,” said Scott Hutton, Chief Executive Officer. "In 2024, we delivered an estimated $71.3 million in total revenue, exceeding the mid-point of our increased guidance range. We expanded and capitalized on our commercial, clinical, and R&D strengths, growing our Lung Diagnostics revenues by 43% and our Biopharma Services revenues by 69%, year-over-year. We also continued to present new clinical data supporting our tests, increased reimbursement coverage, and launched new research partnerships. I am exceptionally proud of the Biodesix team and our accomplishments in 2024, setting us up for another year of success in 2025.”

The financial information above is preliminary and subject to Biodesix’s normal quarter and year-end accounting procedures and external audit by the company's independent registered public accounting firm. In addition, these preliminary unaudited results are not a comprehensive statement of the company’s financial results for the year ended December 31, 2024, should not be viewed as a substitute for full, audited financial statements prepared in accordance with generally accepted accounting principles, and are not necessarily indicative of the company’s results for any future period.

About Biodesix

Biodesix is a leading diagnostic solutions company with five Medicare-covered tests available for pulmonology patients. The Nodify Lung® Nodule Risk Assessment evaluates the risk of malignancy in pulmonary nodules, enabling physicians to better triage patients to the most appropriate course of action. The IQLung™ test portfolio for lung cancer patients supports treatment decisions across all stages of lung cancer and expedites personalized treatment. In addition, Biodesix collaborates with the world’s leading biopharmaceutical companies to provide biomarker discovery, diagnostic test development, and clinical trial support services. For more information, visit biodesix.com.

Trademarks: Biodesix, Biodesix Logo, Nodify Lung, and IQLung are trademarks or registered trademarks of Biodesix, Inc.

Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “predict,” “potential,” “opportunity,” “goals,” or “should,” and similar expressions are intended to identify forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors. Biodesix has based these forward-looking statements largely on its current expectations and projections about future events and trends. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions. Forward-looking statements may include information concerning the impact of backlog and the timing and assumptions regarding collection of revenues on projections, availability of funds and future capital including under the term loan facility, the anticipated impact and benefits of new clinical data, reimbursement coverage and research partnerships, and the impact of a pandemic, epidemic, or outbreak, including the COVID-19 pandemic, on Biodesix and its operations and financial performance. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. The Company's ability to continue as a going concern could cause actual results to differ materially from those contemplated in this press release and additionally, other factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of Biodesix most recent annual report on Form 10-K, filed March 1, 2024 or subsequent quarterly reports on Form 10-Q during 2024, if applicable. Biodesix undertakes no obligation to revise or publicly release the results of any revision to such forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement.

Media:

Natalie St. Denis

natalie.stdenis@

biodesix.com

(720) 925-9285

Investors:

Chris Brinzey

chris.brinzey@

icrhealthcare.com

(339) 970-2843